Exhibit 10.16

GUARDIAN PHARMACY SERVICES, INC.

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

(Employees)

Guardian Pharmacy Services, Inc. (the “Company”) hereby grants to the Participant the number of Restricted Stock Units (“RSUs”) set forth below under the Guardian Pharmacy Services, Inc. 2024 Equity and Incentive Compensation Plan (the “Plan”).The RSUs are subject to all of the terms and conditions in this Notice of Grant of Restricted Stock Units (this “Grant Notice”), in the Restricted Stock Units Agreement attached hereto (the “Agreement”) and in the Plan. The Participant may accept the award in the manner described in the link provided by Morgan Stanley. Capitalized terms used, but not otherwise defined, in this Grant Notice will have the meanings given to such terms in the Plan, and the Plan and the Agreement are hereby incorporated by reference into this Grant Notice. If there are any inconsistences between this Grant Notice or the Agreement and the Plan, the terms of the Plan shall govern.

Participant:	[ ]

Type of Grant:	Restricted Stock Units

Date of Grant:	[ , ]

Vesting Commencement Date	[ , ]

Number of RSUs:	[ ]

Vesting Schedule:	Subject to the conditions set forth in the Agreement, including but not limited to the Participant’s continuous employment with the Company or Subsidiary until the applicable vesting date, the RSUs shall become vested in full on third anniversary of the Vesting Commencement Date.

GUARDIAN PHARMACY SERVICES, INC.

Restricted Stock Units Agreement

Guardian Pharmacy Services, Inc. (the “Company”) has granted, pursuant to the Guardian Pharmacy Services, Inc. 2024 Equity and Incentive Compensation Plan (the “Plan”), to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Agreement is attached (together with the Grant Notice, this “Agreement”) an award of Restricted Stock Units as set forth in such Grant Notice, subject to the terms and conditions set forth in this Agreement.

1. Certain Definitions. Capitalized terms used, but not otherwise defined, in this Agreement will have the meanings given to such terms in the Plan.

2. Grant of RSUs. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, the Company has granted to the Participant, as of the Date of Grant, the number of RSUs set forth in the Grant Notice. Each RSU shall represent the right of the Participant to receive one share of Common Stock subject to and upon the terms and conditions of this Agreement.

3. Restrictions on Transfer of RSUs. Subject to Section 15 of the Plan, neither the RSUs evidenced hereby nor any interest therein or in the shares of Common Stock underlying such RSUs shall be transferable prior to payment to the Participant pursuant to Section 5 hereof other than by will or pursuant to the laws of descent and distribution.

4. Vesting of RSUs.

(a)

The RSUs shall vest in accordance with the Vesting Schedule set forth in the Grant Notice (the period from the Vesting Commencement Date until the applicable vesting date, the “Vesting Period”). Any RSUs that do not so become vested will be forfeited, including, except as provided in Section 4(b) or Section 4(c) below, upon the Participant’s cessation of employment with the Company and its Subsidiaries for any reason prior to the end of the Vesting Period.

(b)

Notwithstanding Section 4(a) above, the RSUs shall become vested in full and payable to the Participant pursuant to Section 5 hereof upon the date that (i) the Participant ceases employment with the Company and its Subsidiaries by reason of the Participant’s death or (ii) the Participant becomes Disabled. For purposes of this Agreement, “Disability” (or similar terms) shall mean a circumstance in which the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months and otherwise satisfies the requirements to be disabled under Section 409A of the Code.

(c)

Notwithstanding Section 4(a) above, in the event of a Change in Control that occurs prior to the end of the Vesting Period, the RSUs shall become vested in full and payable to the Participant pursuant to Section 5 hereof upon the consummation of such Change in Control.

5. Form and Time of Payment of RSUs.

(a)

Payment for the RSUs, after and to the extent they have become vested and nonforfeitable, shall be made in the form of shares of Common Stock. Payment shall be made as soon as administratively practicable following (but no later than thirty (30) days following) the date that the RSUs become vested pursuant to Section 4 hereof.

(b)

Except to the extent provided by Section 409A of the Code and permitted by the Board or the Committee, no shares of Common Stock may be issued to the Participant at a time earlier than otherwise expressly provided in this Agreement.

(c)	The Company’s obligations to the Participant with respect to the RSUs will be satisfied in full upon the issuance of shares of Common Stock corresponding to such RSUs.

6. Dividend Equivalents; Voting and Other Rights.

(a)

The Participant shall have no rights of ownership in the shares of Common Stock underlying the RSUs and no right to vote the shares of Common Stock underlying the RSUs until the date on which the shares of Common Stock underlying the RSUs are issued or transferred to the Participant pursuant to Section 5 above.

(b)

From and after the Date of Grant and until the earlier of (i) the time when the RSUs become vested and are paid in accordance with Section 5 hereof and (ii) the time when the Participant’s right to receive shares of Common Stock in payment of the RSUs is forfeited in accordance with Section 4 hereof, on the date that the Company pays a cash dividend (if any) to holders of shares of Common Stock generally, the Participant shall be credited with cash per RSU equal to the amount of such dividend. Any amounts credited pursuant to the immediately preceding sentence shall be subject to the same applicable terms and conditions (including vesting, payment and forfeitability) as apply to the RSUs based on which the dividend equivalents were credited, and such amounts shall be paid in cash at the same time as the RSUs to which they relate are settled.

(c)

The obligation of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver shares of Common Stock in the future, and the rights of the Participant will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.

7. Adjustments. The number of shares of Common Stock issuable for each RSU and the other terms and conditions of the grant evidenced by this Agreement are subject to mandatory adjustment, including as provided in Section 11 of the Plan.

8. Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with the delivery to the Participant of shares of Common Stock or any other payment to the Participant or any other payment or vesting event under this Agreement, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of shares of Common Stock, and the Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold shares of Common Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when the Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares of Common Stock required to be delivered to the Participant, shares of Common Stock having a value equal to the amount required to be withheld or by delivering to the Company other shares of Common Stock held by such Participant. The shares of Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Common Stock on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the shares of Common Stock to be withheld and delivered pursuant to this Paragraph 8 exceed the minimum amount required to be withheld, unless such additional withholding amount is authorized by the Committee.

9. Compliance with Law.

(a)

The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue any shares of Common Stock pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

(b)

Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement prevents the Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity the Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

10. Compliance With Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with or be exempt from the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Participant). Notwithstanding the foregoing, the Company is not guaranteeing any particular tax outcome, and the Participant shall remain solely liable for any and all tax consequences associated with the RSUs.

11. Interpretation. Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

12. No Right to Future Awards or Continued Employment. The grant of the RSUs under this Agreement to the Participant is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. Nothing contained in this Agreement shall confer upon the Participant any right to continued employment with the Company or any Subsidiary.

13. Relation to Other Benefits. Any economic or other benefit to the Participant under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Participant may be entitled under any other compensatory arrangement maintained by the Company or any of its Subsidiaries.

14. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the Participant’s rights with respect to the RSUs without the Participant’s written consent, and the Participant’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or Section 10D of the Exchange Act.

15. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

16. Relation to Plan; Clawback.

(a)

The RSUs granted under this Agreement and all of the terms and conditions hereof are subject to all of the terms and conditions of the Plan. In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan will govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with this Agreement.

(b)

Participant acknowledges and agrees that the terms and conditions set forth in the Guardian Pharmacy Services, Inc. Compensation Recoupment Policy (as may be amended and restated from time to time, the “Recoupment Policy”) are incorporated in this Agreement by reference. To the extent the Recoupment Policy is applicable to the Participant, it creates additional rights for the Company with respect to applicable compensation, including, without limitation, annual cash incentive compensation and long-term incentive compensation awards granted to Participant by the Company. Notwithstanding any provisions in this Agreement to the contrary, applicable compensation, including, without limitation, annual cash incentive compensation and long-term incentive compensation, will be subject to potential mandatory cancellation, forfeiture and/or repayment by Participant to the Company to the extent Participant is, or in the future becomes, subject to (i) any Company clawback or recoupment policy, including the Recoupment Policy and any other policies that are adopted by the Company, whether to comply with the requirements of any applicable laws, rules, regulations, stock exchange listing standards or otherwise, or (ii) any applicable laws that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable laws, rules, regulations or stock exchange listing standards, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to awards and the recovery of amounts relating thereto. By accepting the RSU award under the Plan and pursuant to this Agreement, Participant consents to be bound by the terms of the Recoupment Policy, if applicable, and agrees and acknowledges that Participant is obligated to cooperate with, and provide any and all assistance necessary to, the Company in its efforts to recover or recoup other applicable compensation, including, without limitation, annual cash incentive compensation and long-term incentive compensation, that is subject to clawback or recoupment pursuant to such laws, rules, regulations, stock exchange listing standards or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from Participant of any such amounts, including from Participant’s accounts or from any other compensation, to the extent permissible under Section 409A of the Code.

17. Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the RSUs and the Participant’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

18. Governing Law. This Agreement shall be governed by and construed with the internal substantive laws of the State of Delaware, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.

19. Successors and Assigns. Without limiting Section 3 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Participant, and the successors and assigns of the Company.

20. Acknowledgement. The Participant acknowledges that the Participant (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions.